As filed with the Securities and Exchange Commission on January 21, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                                       53-1521616
-------------------------------                -------------------------------
(State of other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                               Number)



  22570 Market Court, Dulles Virginia                        20166
----------------------------------------                   ---------
(Address of principal executive offices)                   (Zip Code)



       1997 Stock Option Plan of Guardian Technologies International, Inc.
      ---------------------------------------------------------------------
                            (Full title of the plan)



          Oliver L. North, 22570 Markey Court, Dulles, Virginia, 20166
       ------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)


   Telephone number including area code, of agent of service: (703) 444-7931

                         CALCULATION OF REGISTRATION FEE


Title of         Amount to     Proposed          Proposed          Amount of
Securities to    be            Maximum           Maximum           Registration
be Registered    Registered    Offering Price    Aggregate         Fee
                               Per Share(1)      Offering Price

Common Stock,    300,000       $2.00             $600,000          $182
issuable upon
exercise of
Options



(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 21, 1998, a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                            1997 Stock Option Plan of
                   Guardian Technologies International , Inc.

                  Cross-reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings      Prospectus Heading
------------------------------------------------      ------------------

1.       Plan Information                             Section 10(a) Prospectus

2.       Registrant Information and                   Section 10(a) Prospectus
         Employee Plan Annual Information



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Guardian Technologies International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         2. All reports  filed by the Company  with the  Commission  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year ended December 31, 1996.

         3. The description and specimen certificate of the Common Stock contained in the Company's registration statement on Form SB-2 under the Exchange Act filed with the Commission on March 22, 1996, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this registration statement have been sold or that deregisters all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

         The Company's common stock, par value $.001 ("Common Stock"), being registered pursuant to this registration statement is part of a class of securities registered under section 12 of the Securities Act of 1933, as amended ("Securities Act"). A description of such securities is contained in the Company's registration statement on Form SB-2 under the Exchange Act, filed with the commission on March 22, 1997, and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5.  Interests of Named Experts and Counsel.

         No expert named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended and supplemented, indemnify its officers and directors under said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of Securityholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to benefit of the heirs, executors, and administrators of such a person. The Company will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified.

Item 7.  Exemption from Registration Claimed.

         Although no restricted securities are being reoffered or resold pursuant to this registration statement, certain control securities are being reoffered, specifically pursuant to the Reoffer Prospectus attached hereto as Exhibit A.

Item 8.  Exhibits.

         The exhibits attached to this registration  statement are listed in the
Exhibit Index, which is found on page 7.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





         [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, State of Virginia, on .


Guardian Technologies International, Inc.



By:
         Oliver L. North, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oliver L. North, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                           Date
---------                      -----                           ----


                              Chairman of the Board
Oliver L. North             President and Secretary



                             Director, Treasurer and
Joseph F. Fernandez         Vice President



                            Director
Travis Y. Green


Herbert M. Jacobi           Director



Hugh G. Sawyer              Director



John C. Power               Director



Stephen G. Calandrella      Director

                               REOFFER PROSPECTUS

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                300,000 Shares of Common Stock, $0.001 Par Value

         The three hundred thousand (300,000) shares of common stock, $.001 par value (the "Common Stock"), may be acquired from Guardian Technologies International, Inc., a Delaware corporation (the "Company"), pursuant to exercise of grants under the 1997 Stock Option Plan (the "Plan"). The Common Stock will be issued upon the exercise of options granted pursuant to the Plan to officers, directors and/or key employees. When and if the grantees of the options exercise such options, officers and directors will be deemed selling security holders (the "Selling Security Holders"). The Company will be issuing the Common Stock directly to the grantees of the options and the Company will receive the option exercise price. Selling Security Holders may offer some or all of the Common Stock, if issued, for sale from time to time at prices and terms negotiated in individual transactions, in brokers transactions negotiated immediately prior to sale, or in a combination of the foregoing. The Selling Security Holders and any broker-dealers who participate in selling the Common Stock may be deemed "underwriters" as defined by the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed such broker-dealers, as well as any profit received on resale of the Common Stock by broker-dealers, as well as any profit received on resale of the Common Stock by broker-dealers purchasing for their own accounts may be deemed to be underwriting discounts and commissions. The Selling Security Holders or purchasers of the Common Stock will pay all discounts, commissions and fees related to any sale of the Common Stock.

         The Company's executive offices are located at 22570 Markey Court, Suite 220, Dulles, Virginia 21066, and the telephone number is (703) 444-7931.

         The Common Stock is traded on the NASDAQ Smallcap Market under the symbol "GRDN". On January 6, 1998, the closing high bid price for the Common Stock as reported on the NASDAQ Smallcap Market was $2.50.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS."


         No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Reoffer Prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as having been authorization by the Company. This Reoffer Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Reoffer Prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Common Stock offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that the information in this Reoffer Prospectus is correct any time subsequent to January 6, 1998, the date of this Reoffer Prospectus.


                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). The Company has filed all reports required of it for at least twelve months preceding this filing. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. at 450 Fifth Street, N.W., 20549. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to the Company's President, Oliver
L. North, at 22570 Markey Court, Suite 220, Dulles, Virginia 21066. The Company intends to furnish its shareholders annual reports which will contain financial statements audited by independent accountants, and other such reports as it may determine to furnish or as may be required by law.


                                   THE COMPANY

         Guardian Technologies International, Inc. (the "Company") was organized in the State of Virginia in October 1989 and reincorporated in the State of Delaware in February, 1996 for the purpose of developing, manufacturing and marketing ballistic protective body armor and life saving related products. The principal office of the Company is located at 22570 Markey Court, Suite 220, Dulles, Virginia 20166 and its telephone number is 703-444-7931. Additional information regarding the Company is set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.


                                  RISK FACTORS

         The Common Stock offered is speculative and involves a high degree of risk. Any and all of these factors could result in the purchaser of Common Stock losing some or all of his or here investment. Accordingly, in analyzing this Prospectus, the purchaser of the Common Stock should carefully consider the following factors, among others, relating to the Company:


         Competition; Technical Obsolescence. The body armor products business is highly competitive and the Company competes with a number of companies that are better established than the Company, including Safariland, Protective Apparel Corporation of America and American Body Armor. Many of the more established companies have substantially greater financial resources, facilities, and depth and experience of personnel than the Company. In addition, the Company's competitors may develop and/or improve their body armor products in which event the Company's products may be rendered obsolete or less marketable.

         Key Personnel. The Company is dependent on the services of Oliver L. North and Joseph F. Fernandez. If the Company should lose the services of Messrs. North or Fernandez or others of its current management, there could be a material adverse impact on the Company's business, unless a suitable replacement(s) could be found by the Company on satisfactory terms. There can be no assurance, however, that the Company could engage suitable replacements on satisfactory terms. Consequently, the loss of the services of these persons could impose severe adverse consequences on the Company.

         Single Source of Raw Materials. The principal raw materials required for the Company's product are Spectra(R) 1000 fabric and Spectra Shield(R), both made from Spectra(R) fiber, a product manufactured exclusively by AlliedSignal, Inc. If the Company is unable to purchase sufficient quantities of these raw materials, the Company's ability to pursue its business plan would be impaired and this would most likely have a substantial adverse impact on the Company's earnings.

         Ability of the Company to Continue as a Going Concern. The Company's financial statements were prepared assuming that the Company will continue as a going concern. The Company's independent auditor in its report regarding the Company's financial statements has noted that the Company's continued losses from operations raise substantial doubt as to the Company's ability to continue as a going concern.

         Control by Current Management. The Company's officers, directors and affiliates currently possess voting rights representing approximately 54% of the Company's outstanding voting securities. Accordingly, the Company's current management and affiliates may be able to exercise substantial control over the Company including influencing the election of the Company's directors, and generally directing the affairs of the Company.

         Limited Market for the Company's Securities. The Company's Common Stock is traded on the NASDAQ Smallcap Market under the Symbol GRDN. However, even though there is a public market for the Common Stock, the Common Stock has a very small average daily trading volume. Accordingly, it is possible that a shareholder will not be able to resell some or all of his or her Common Stock. The thin trading volume may also make the price of the Common Stock more volatile than otherwise. Hence, a shareholder may not be able to resell the Common Stock at a price comparable to that currently quoted on the NASDAQ Smallcap Market.

                            SELLING SECURITY HOLDERS

         As of the date hereof, the Company has granted options on 255,000 shares of Common Stock, such grants having been made pursuant to the Plan. The options are exerciseable at 100% of high bid market price on the date of grant, more specifically, $2.50 per share. Until such time as any of the grantees of such options exercise their options, no information is available as to Selling Security Holders. The Company will file an amendment Reoffer Prospectus when and if appropriate.

                              PLAN OF DISTRIBUTION

         The Selling Security Holders may sell the Common Stock from time to time in the NASDAQ Smallcap Market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Security Holders expect to employ brokers or dealers in order to sell the Common Stock. Brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate in effecting sales. Brokers or dealers will receive commissions or discounts from the Selling Security Holders or from purchasers in amounts to be negotiated immediately prior to the sale, but which are not expected to deviate from usual and customary brokers' commissions.

         No assurances are given that the Selling Security Holders will offer for sale or sell any or all of the Common stock registered pursuant to this Prospectus or an amended prospectus. Neither the Company nor Selling Security Holders expect to compensate any finders to assist in the sales of the Common Stock.

         The Company will receive the exercise price of the options. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents that the Company filed with the Commission are hereby incorporated by reference into this Prospectus:

         1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996, which contains financial statements of the Company for that fiscal year.

         2. The Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         3. The description and specimen certificate of the Common Stock contained in the Company's registration statement on Form SB-2 under the Securities Act filed with the Commission on March 22, 1996, including any amendments or reports filed for the purpose of updating such description.
         All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock, shall be deemed to be incorporated by reference into this Prospectus.


                                 INDEMNIFICATION

         The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended and supplemented, indemnify its officers and directors under said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of securityholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to benefit of the heirs, executors, and administrators of such a person. The
Company has the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the Company for expenses incurred or paid by a director, officer or controlling person in connection with the Common Stock being registered, the Company will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

As filed with the Securities and Exchange Commission on January 21, 1998


File No. 333-2712-NY



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------


                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                    ---------------------------------------

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

                            (A Delaware corporation)

                      ------------------------------------

                                INDEX TO EXHIBITS


Exhibit      SEC Ref.          Page      Description of Exhibit
No.          No.               No.

A            2                           1997 Stock Option Plan of the Company

B            5, 24(a)                    Opinion and Consent of Counsel

C            24(b)                       Consent of Certified Public Accountants

                    GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.


                             1997 STOCK OPTION PLAN

         1. Purpose. This 1997 Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Guardian Technologies International, Inc., a Delaware corporation (the "Company"), and any present or future subsidiaries of the Company (individually a "Related Corporation" and collectively "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder that qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") (individually an "ISO" and collectively "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder that do not qualify as ISOs (individually a "Non-Qualified Option" and collectively "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to director, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereinafter collectively as "Stock Rights". As used herein the terms "parent" and "subsidiary" mean "parent corporation" and subsidiary corporation, respectively, as those terms are defined in Section 425 of the Code.



   2.       Administration of Plan.

              (a) Board or Committee Administration. This Plan shall be administered solely by the Company's Board of Directors (the "Board") or by a Compensation Committee (the "Committee") consisting of not less than two (2) members of the Board, provided the members of the Board or such Committee members have not within one year prior to such Committee service received, or during such service receive, a grant or award of Stock Rights under this Plan or any other plan of the Company. Hereinafter, all references in this Plan to the "Committee" shall mean the Board of no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of this Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 below to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 below to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in
Section 6 below, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 7 below) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret this Plan and prescribe and rescind rules and regulations relating to this Plan. If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of this Plan or of any Stock Right granted under this Plan shall be final unless otherwise determined by the Board. The Committee may from time-to-time adopt such rules and regulations for carrying out this Plan as it may deem appropriate. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Stock Right granted under this Plan.

                  (b) Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time-to-time the Board may increase the size of the Committee and appoint additional members thereof, may remove members (with or without cause) and may appoint new members in substitution therefore, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer this Plan.

                  (c) Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board, but any such grant shall be made and approved in accordance with Section 2(d) below, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to this Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of this Plan or the grant of any Stock Rights pursuant to this Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him or her of Stock Rights.

                  (d) Compliance with Federal Securities Laws. Various restrictions apply to officers and directors and others who may be deemed insiders. Holders of Stock Rights should consult with their legal and tax advisors regarding the securities law, tax law and other effects of transactions under this Plan. These restrictions relate to holding periods, alternative minimum tax calculations and other matters and should be clearly understood by the holders of Stock Rights.


                  (e) Intent of Plan. This Plan is intended to be an "employee benefit plan" under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). This Plan is also intended to be a "compensatory benefit plan" under Rule 701 promulgated under the Securities Act of 1933, as amended. Transactions under this Plan are intended to comply with these Rules. To the extent any provisions of this Plan or any action by the Committee or of the Board fails to so comply, each provision(s) and action(s) shall be deemed to be null and void, to the extent permitted by applicable law and as deemed advisable by the Commission or the Board.

                  (f) Shareholder Approval. Grants of incentive stock options hereunder shall be subject to shareholder approval of this Plan within twelve
(12) months following the date this Plan is approved and adopted by the Board.

         3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Any officer or director of the Company who is not also an employee of the Company may not be granted ISOs under this Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not such person is also an employee of the Company) or to consultant to the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. The granting of a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify that individual or entity from participation in any other grant of Stock Rights.

         4. Stock. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares that may be issued pursuant to the Plan is one million (1,000,000), subject to adjustment as provided in Section 13 below. Any such shares may be issued as ISOs, Non-Qualified Options or Awards or to individuals or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under this Plan.

         5. Granting of Stock Rights. Stock Rights may be granted under this Plan at any time until ten years after the date of the approval and adoption of this Plan by the Board. The date of grant of a Stock Right under this Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under this Plan into a Non-Qualified Option pursuant to Section 16 below.

         6.       Minimum Option Price; ISO Limitations.

                  (a) Price for  Non-Qualified  Options.  The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under this Plan shall in no event be less than the lesser of (i) the book value per share of the Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant or (ii) fifty percent (50%) of the fair market value per share of the Common Stock on the date of such grant . Subject to the foregoing sentence, the exercise price and nature of consideration for Non-Qualified Options granted hereunder shall be determined by the Committee or the Board in its sole discretion, taking into account factors it deems relevant.

                  (b) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under this Plan shall not be less than the fair market value per share of the Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of the Common Stock on the date of grant.

                  (c) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that (in the aggregate under this Plan and all incentive stock options plans of the Company and any Related Corporation), such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner that would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of the Common Stock in that calendar year. Any options granted to an employee in excess of that amount will be granted as Non-Qualified Options.

                  (d) Awards and Purchases. Awards and Purchases under this Plan shall be made at prices equal to the fair market value of the Common Stock on the date of such Award or Purchase. Fair market value shall be determined by the Committee or the Board in its sole discretion in accordance with Section 6(d) below. Shares of Common Stock may be issued in Award and Purchase transactions for any lawful consideration determined by the Committee or the Board in its sole discretion.

                  (e)  Determination  of Fair Market  Value.  If, at the time an
Option is granted under this Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then-traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bide prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under this Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee or the Board in its sole discretion, after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7. Option Duration. Subject to earlier termination as provided in Sections 9 and 10 below, each Option shall expire on the date specified by the Committee or the Board, but not more than (i) ten (10) years and one (1) day from the date of grant in the case of Non-Qualified Options, (ii) ten (10) years from the date of grant in the case of ISOs generally and (iii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Related Corporation. Subject to earlier termination as provided in Sections 9 and 10 below, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Section 16 below.

         8. Exercise of Options. Subject to the provisions of Sections 9 through 12 below, each Option granted under this Plan shall be exercisable as follows:

                  (a) Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee or Board may specify.

                  (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee or the Board.

                  (c) Partial Exercise. Each Option or installment may be exercised at any time or from time-to-time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                  (d) Acceleration of Vesting. The Committee or the Board shall have the right to accelerate the date of exercise of any installment of any Option; provided, however, that the Committee or the Board shall not, without the consent of the optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 16 below) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in Section 6(c) above.

         9. Termination of Employment. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as defined in Section 10 below, no further installments of such optionee's ISOs shall become exercisable, and such optionee's ISOs shall terminate after the passage of ninety (90) days from the date of termination of such optionee's employment, but in no event later than on their specified expiration date(s), except to the extent that such ISOs (or the unexercised installments thereof) have been converted into Non-Qualified Options pursuant to
Section 16 below. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such those attributable to illness, military obligations, or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee or the Board shall not be considered an interruption of employment under this Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under this Plan shall not be affected by any change of employment within or among the Company and any Related Corporation. Nothing in this Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other such service by the Company or any Related Corporation for any period of time.

         10.      Death; Disability.

                  (a) Death. If an ISO optionee ceases to be employed by the Company or any Related Corporation by reason of such optionee's death, any ISO of such optionee may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised on the date of the optionee's death, by the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the optionee's death.

                  (b) Disability. If an ISO optionee ceases to be employed by the Company or any Related Corporation by reason of disability, such optionee (or such optionee's custodian) shall have the right to exercise any ISO held by such optionee on the date of termination of employment, to the extent of the number of shares with respect to which the optionee could have exercised on that date, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the termination of the optionee's employment. For purposes of this Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(d)(3) of the Code or any successor statute.

         11. Assignability. No Option or Derivative Security (as that term is defined in Rule 16b-3 under the 1934 ct) shall be assignable or transferable by the optionee except as permitted under Rule 16b-3 under the 1934 Act or by will or by the laws of decent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by the optionee.

         12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such form as the Committee or the Board may from time-to-time approve. Such instruments shall conform to the terms and conditions set forth in Section 6 through 11 above and may contain such other provisions as the Committee or the Board deems advisable, which are not inconsistent with this Plan, including, without limitation, restrictions applicable to shares of the Company's Common Stock issuable upon exercise of Options. In granting Non-Qualified Options, the Committee or the Board may specify that Non-Qualified Options shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee or the Board may determine. The Committee or Board may from time-to-time confer authority and responsibility on one or more of its members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time-to-time to carry out the terms of such instruments.

         13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company regarding such Option:


                  (a) Stock Dividends and Stock Splits. If the shares of the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  (b) Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets, the Committee or the Board may in its sole discretion accelerate the exercisability of any or all outstanding Options so that such Options would be exercisable in full prior to the consummation of such dissolution, liquidation, merger or asset sale at such times and on such conditions as the Committee or the Board shall determine, unless the successor entity, if any, assumes the outstanding Options or substitutes substantially equivalent options therefore.

                  (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 13(b) above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

                  (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Sections 13(a), (b) or (c) above with respect to ISOs shall be made only after the Committee or the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee or the Board determines that such adjustments made with respect to ISO would constitute a modification of such ISOs, it may refrain from making such adjustments.

                  (e) Dissolution or  Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee or the Board.

                  (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustments by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  (g) Fractional Shares. No fractional shares shall be issued under this Plan and each optionee shall receive from the Company cash in lieu of such fractional shares.

                  (h) Adjustments. Upon the happening of any of the foregoing events described in section 13(a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 above that are subject to Stock Rights that previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such Sections. The Committee or the successor board shall determine the specific adjustments to be made under this Sections. The Committee or the successor board shall determine the specific adjustments to be made under this Section 13 and, subject to Section 2 above, its determination shall be conclusive.

If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in Section 13(a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the successor board.

         14. Means of Exercising Stock Rights. A Stock Right (or any part of installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanies by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee or Board, through delivery of shares of Common Stock having a fair market value equal (as of the date of the exercise) to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee or Board, through delivery of the grantee's personal recourse promissory note bearing interest payable not less than annually at no less than one hundred percent (100%) of the lowest applicable Federal rate (as defined in Section 1274(d) of the Code), or (d) at the discretion of the Committee or the Board, through the use of some of the shares or the rights to purchase some of the shares for which the Option is being exercised, or (e) at the discretion of the Committee or the Board exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c),
(d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in questions. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his, her its Stock Rights until the date of issuance of a stock certificate for such shares. Except as expressly provided in Section 13 above with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. Term and Amendment of Plan. This Plan was approved and adopted by the Board and approved by the Stockholders on December 8, 1997. This Plan shall expire in 1999 (except as to Options outstanding on that date). Subject to the provisions of Section 5 above, Stock Rights may be granted under this Plan prior to the date of stockholder approval of this Plan. The Board may terminate or amend this Plan in any respect at any time; provided, however, that the Board may not amend this Plan in any of the following respects without the approval of the Company's stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under this Plan may not be increased (except by adjustment pursuant to Section 13 above); (b) the provisions of
Section 3 above  regarding  eligibility  for grants of ISOs may not be modified;
(c) the provisions of Section 6(b) above regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 13 above); and (d) the expiration date of this Plan may not be extended. Except as otherwise provided in this Section 15, in no event may action of the Board or the stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee. The Committee or the Board may amend the terms of any Stock Right granted if such amendment is agreed to by the recipient of such Stock Rights.

         16. Conversion of ISO' Into Non-Qualified Options; Termination of ISOs. The Committee or the Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period of reducing the exercise price of the appropriate installments of such Options. At that time of such conversion, the Committee or the Board (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee or the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee or the Board takes appropriate action. The Committee or the Board, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

         17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchasers authorized under this Plan shall be used for general corporate purposes.

         18. Government Regulation. The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as that term is defined in Section 20 below) or the vesting of restricted Common Stock acquired upon the exercise of a Stock Right hereunder, the Company, in accordance with Section 2402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such individual's gross income. The Committee or the Board in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

         20. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any shares of the Company's Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO or (b) one (1) year after the date the employee acquired the Common Stock by exercising the ISO. If the employee dies before such shares of Common Stock are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         21. Governing Law; Construction. The validity and construction of this Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Utah, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

         22. Financial Assistance. The Company is vested with authority under this Plan to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any Related Corporation) in the payment of the purchase price payable upon the exercise of an Option, by lending the amount of such purchase price to such employee on such terms, at such rates of interest and upon such security (or with no security) as shall have been authorized by the Committee or the Board.

                                                                 January 5, 1998

Oliver L. North, President
Guardian Technologies International, Inc.
22570 Markey Court, Suite 220
Dulles, Virginia 21066

Gentlemen:

         I am securities counsel for Guardian Technologies International, Inc. ("Guardian"). You have asked me to render this opinion to Guardian.

         You have advised that:

         1. Guardian is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended;

         2. The 1997 Stock Option Plan was approved at Guardian's Annual Shareholders Meeting held December 8, 1997.

         I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.

         Based on the accuracy of the information supplied to me, it is my opinion that Guardian may avail itself of a Registration Statement on Form S-8 and is qualified to do so, and further, it is my opinion that shares issued to officers, directors and/or key employees pursuant to the 1997 Stock Option Plan will, when and if exercised by such grantees, are freely tradeable.

         I consent to the use of my name in the Registration Statement filed on Form S-8.

                                                 Very truly yours,


                                                 Herbert M. Jacobi

To the Board of Directors
Guardian Technologies International, Inc.
Dulles, Virginia

We hereby consent to the use in this Registration Statement (Form S-8) of our report, dated March 12, 1997, except for Note 15 as to which the date is April 10, 1997, relating to the financial statements of Guardian Technologies International, Inc.




Thompson, Greenspon & Co., P.C.
Fairfax, Virginia
January 7, 1998